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                                                                    EXHIBIT 99.2





    CERTIFICATION OF PERIODIC FINANCIAL REPORT FILED WITH THE SECURITIES AND
                 EXCHANGE COMMISSION BY CHIEF FINANCIAL OFFICER



I, John J. Molinelli, Executive Vice-President - Chief Financial Officer of AMETEK, Inc. (the "Company") certify that:

(a) the Company's report on Form 10-Q for the second quarterly period ended June 30, 2002 (the "Report") fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.








/S/ John J. Molinelli
------------------------------
John J. Molinelli
Executive Vice President - Chief Financial Officer
AMETEK, Inc.



Date: August 9, 2002